                                                                      EXHIBIT 16

        Global SmallCap Fund - Class A
            10/21/94 - 06/30/95

                                                  Since              Since
                                                Inception          Inception
                                              Average Annual         Total
                                               Total Return         Return*
                                              --------------       ---------
Initial Investment                               $1,000.00         $1,000.00

Divided by Initial Maximum Offering Price            10.36
                                                 ---------
Divided by Net Asset Value                                              9.82
                                                                   ---------
Equals Shares Purchased                             96.487           101.833

Plus Shares Acquired through
  Dividend Reinvestment                              0.053             0.056
                                                 ---------         ---------
Equals Shares Held at 06/30/95                      96.540           101.889

Multiplied by Net Asset at 06/30/95                   8.92              8.92
                                                 ---------         ---------
Equals Ending Redeemable Value at
  $1,000 Investment (ERV) at 06/30/95               861.14            908.85

Divided by $1,000 (P)                               0.8611            0.9089

Subtract 1                                         -0.1389           -0.0911

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)        -13.89%
                                                 =========
Expressed as a percentage equals the
  Aggregate Total Return for the Period                               -9.11%
                                                                   =========
ERV divided by P                                    0.8611

Raise to the power of                               1.4484

Equals                                              0.8053

Subtract 1                                         -0.1947

Expressed as a percentage equals the
  Average Annualized Total Return                  -19.47%
                                                 =========
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* Does not include sales charge for the period.